UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 3, 2007

CSMG TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471

(Address of principal executive offices) (Zip Code)

512-887-7546

(Registrant’s telephone number)

CONSORTIUM SERVICE MANAGEMENT GROUP, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At the annual meeting of Registrant’s shareholders held on January 3, 2006 following the adjournment of the meeting on December 20, 2006, the following matters were voted upon and the following were the votes cast for, against or withheld and the number of abstentions:

Matter	Votes For	Votes Against Or Withheld	Abstentions
To elect five directors:

Donald S. Robbins	24,022,263	41,000	237,048
Esmeralda G. Robbins	23,939,763	123,500	237,048
Conrad Derdeyn	23,063,263	237,048	237,048
K. Bruce Jones	23,968,263	95,000	237,048
Robert J. Machen	24,025,623	37,640	237,048

To increase Registrant’s authorized shares of common stock to 90,000,000	26,677,675	611,032	4,604

To change Registrant’s name to CSMG Technologies, Inc.	24,064,809	192,502	36,000

To increase to 3,300,000 the shares of Registrant’s common stock under its 2003 Stock Option Plan	11,334,864	891,544	33,160

To ratify the appointment of Gary Skibicki CPA, PC as the Registrant’s independent auditors for CY2006	24,203,323	83,888	6,100

At the annual meeting, Registrant summarized the milestones achieved during 2006, including those achieved by its subsidiary, Live Tissue Connect, and issued a press release with the information provided to the shareholders at the annual meeting. A copy of the press release is attached as Exhibit 99.1.

On January 18, 2007, Registrant amended its Articles of Incorporation to effect the name change and increase in the number of authorized shares of common stock. Registrant issued a press release announcing approval of its name change by the Secretary of State of Texas. A copy of the press release is attached as Exhibit 99.2 .

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 4, 2007

99.2	Press Release dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSMG Technologies, Inc.

Date: January 24, 2007	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer